UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2025, LifeMD, Inc., a Delaware corporation (“LifeMD”), entered into and simultaneously consummated the closing of a Stock Purchase Agreement (the “Purchase Agreement”) by and among LifeMD, Inc., as a Seller and Seller Representative and the other seller parties thereto (collectively, the “Sellers”), WorkSimpli Software LLC, a Puerto Rico limited liability company (the “Company”), and Lion Buyer, LLC, a Delaware limited liability company (the “Purchaser”), for the sale by the Sellers of all of their right, title, and interest in WorkSimpli Software LLC, representing 80% of the outstanding units in the Company, to the Purchaser (the “Transaction”).

The aggregate purchase price for the units is based on an enterprise value of approximately $65.0 million, with 46.2% ($24.0 million) of the aggregate purchase price paid at close and 53.8% ($28.0 million) subject to future performance targets, for an aggregate purchase consideration paid to the Sellers of up to $52.0 million:

●	46.2% of the aggregate purchase price consists of a cash payment equal to the base purchase price of $24.0 million, subject to adjustments for net working capital, cash, closing date indebtedness, and company transaction expenses, as set forth in the Purchase Agreement. Based on its pro rata portion of the units held by the Sellers, LifeMD received 91.6% of the base purchase price, or $22.0 million. A portion of the base purchase price was held back as an adjustment holdback amount to cover any post-closing purchase price adjustments based on the final determination of these amounts.

●	50.0% of the aggregate purchase price consists of a performance amount of up to $26.0 million, which the Sellers are entitled to receive from the Company, subject to and upon the satisfaction of certain Company Adjusted EBITDA targets during a performance period commencing January 1, 2026 and ending on and including the third anniversary of such date. Based on its pro rata portion of the units held by the Sellers, LifeMD would receive up to $23.8 million of the performance amount.

●	3.8% of the aggregate purchase price consists of an activation amount of $2.0 million, which the Sellers are entitled to receive from the Company, subject to and upon the satisfaction of a certain subscription target during a measurement period commencing November 4, 2025 and ending on the twelve month anniversary of such date. Based on its pro rata portion of the units held by the Sellers, LifeMD would receive up to $1.8 million of the activation amount.

The execution and closing of the Transaction occurred simultaneously on November 4, 2025 (the “Closing Date”), by electronic exchange of documents. At closing, the Purchaser paid the estimated purchase price, with a portion held back as an adjustment holdback amount. The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions, and closing deliverables.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All capitalized terms not defined herein have the meanings assigned to them in the Purchase Agreement.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about LifeMD in its public reports filed with the SEC and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to LifeMD. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transaction and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the Closing Date, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and Transaction is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 4, 2025, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the Transaction, which are subject to numerous assumptions, risks and uncertainties. Words and phrases such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “if,” “likely,” ‘‘intends,” “subject to,” “upon,” “up to,” “will,” “would” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the Company’s Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes will differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Stock Purchase Agreement, dated November 4, 2025, by and among LifeMD, Inc., Lion Buyer, LLC, WorkSimpli Software LLC, and the seller parties thereto
99.1	Press Release, dated November 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	November 4, 2025	By:	/s/ Justin Schreiber
Justin Schreiber
Chairman and Chief Executive Officer